EXHIBIT 99.2




BANKRUPTCY MANAGEMENT
SOLUTIONS, INC.
Financial Statements
For the Six Months Ended June 30, 2006 and June 30, 2005
(Unaudited)


                      Bankruptcy Management Solutions, Inc.
                                  Balance Sheet
                          At June 30, 2006 (Unaudited)
Assets
  Current assets
     Cash and cash equivalents ..................................    $ 10,705,477
     Accounts receivable, trade .................................       3,689,989
     Prepaid expenses and other current assets ..................         330,014
     Deferred tax assets ........................................         116,005
                                                                     ------------
       Total current assets .....................................      14,841,485
                                                                     ------------

  Property, plant and equipment, net ............................       2,307,119
                                                                     ------------
  Other assets
     Goodwill and other intangible assets .......................      27,726,387
     Deferred financing costs ...................................       3,467,268
                                                                     ------------
       Total other assets .......................................      31,193,655
                                                                     ------------

  Deferred tax assets ...........................................       2,236,010
                                                                     ------------

     Total assets ...............................................    $ 50,578,269
                                                                     ============

Liabilities and stockholders' equity (deficit)
  Current liabilities
     Accounts payable ...........................................    $    529,442
     Interest payable ...........................................         772,148
     Accrued expenses ...........................................       1,204,883
     Income taxes payable .......................................       1,199,898
     Current portion of long-term debt ..........................       4,200,000
                                                                     ------------
       Total current liabilities ................................       7,906,371
                                                                     ------------

  Total long-term debt, less current portion ....................      74,979,031
                                                                     ------------

Commitments .....................................................              --

  Shareholders' equity (deficit)
     Common stock ...............................................          51,323
     Additional paid in capital .................................      15,926,409
     Accumulated deficit ........................................     (48,284,865)
                                                                     ------------
       Total shareholders' equity (deficit) .....................     (32,307,133)
                                                                     ------------

     Total liabilities and stockholders' equity (deficit) .......    $ 50,578,269
                                                                     ============

                 See Accompanying Notes to Financial Statements

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

                      Bankruptcy Management Solutions, Inc.
                             Statements of Operations
                  For the Six Months Ended June 30 (Unaudited)


                                                          2006            2005
                                                      ------------    ------------
Revenues .........................................    $ 21,548,953    $ 16,366,488

Cost of sales ....................................       1,916,124       1,822,194
                                                      ------------    ------------

   Gross profit ..................................      19,632,829      14,544,294
                                                      ------------    ------------

Other costs and expenses
   Selling, general and administrative ...........       3,967,771       3,064,227
   Depreciation and amortization .................       3,811,510       3,605,276
                                                      ------------    ------------
     Total costs and expenses ....................       7,779,281       6,669,503
                                                      ------------    ------------

Income from operations ...........................      11,853,548       7,874,791

Interest expense, net ............................       5,401,272       5,058,266
                                                      ------------    ------------

Income before income taxes .......................       6,452,276       2,816,525

Provision for income taxes .......................       2,580,911       1,126,461
                                                      ------------    ------------

Net Income .......................................    $  3,871,365    $  1,690,064
                                                      ============    ============

                 See Accompanying Notes to Financial Statements

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

                      Bankruptcy Management Solutions, Inc.
                            Statements of Cash Flows
                  For the Six Months Ended June 30 (Unaudited)

                                                                                   2006            2005
                                                                               ------------    ------------
Cash flow from operating activities
Net income ................................................................    $  3,871,365    $  1,690,064
   Adjustments to reconcile net profit to net cash provided
     by operating activities
     Depreciation and amortization ........................................       4,269,541       4,108,798
     Increase in debt due to payment in kind interest and original
       issue discount accretion ...........................................         496,478         479,032
     Change in operating assets and liabilities
       Accounts receivable ................................................         211,192      (1,352,820)
       Prepaid expenses and other current assets ..........................          77,519          76,827
       Accounts payable ...................................................          45,475         (29,555)
       Interest payable ...................................................           9,325         625,231
       Accrued expenses and other current liabilities .....................        (576,907)     (3,563,951)
       Income taxes payable ...............................................        (281,947)        (41,015)
                                                                               ------------    ------------
         Net cash provided by operating activities ........................       8,122,041       1,992,611
                                                                               ------------    ------------

Cash flows from investing activities
   Purchases of property and equipment ....................................        (511,929)       (786,124)
                                                                               ------------    ------------
         Net cash used in investing activities ............................        (511,929)       (786,124)
                                                                               ------------    ------------

Cash flows from financing activities
   Payment of dividends ...................................................      (7,478,946)    (43,262,954)
   Repayment of debt ......................................................      (2,100,000)     (3,100,000)
   Purchase of common stock ...............................................          (2,131)            (21)
                                                                               ------------    ------------
         Net cash used in financing activities ............................      (9,581,077)    (46,362,975)
                                                                               ------------    ------------

         Net increase (decrease) in cash and cash equivalents .............      (1,970,965)    (45,156,488)

Cash and cash equivalents
Beginning of period .......................................................      12,676,442      54,946,283
                                                                               ------------    ------------
End of period .............................................................    $ 10,705,477    $  9,789,795
                                                                               ============    ============

                 See Accompanying Notes to Financial Statements

                      Bankruptcy Management Solutions, Inc.
                          Notes to Financial Statements
                             As of June 30, 2006 and
           For the Six Months Ended June 30, 2006 and 2005 (Unaudited)

1.       Organization and Basis of Presentation

         Bankruptcy Management Solutions, Inc. (the "Company") operated as a division of a bank from 1984 to 2003. In December 2003 Lincolnshire Equity Fund II, L.P. joined with the management of the Company to acquire the business from JP Morgan Chase for approximately $45 million.

         The Company provides technology-based case management solutions to trustees, law firms, and debtor companies that administer cases in the federal bankruptcy system.

         The accompanying financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 reflect the financial position and operations of the Company.

         The accompanying unaudited financial statements have been prepared in conformity with the instructions of the Securities and Exchange Commission ("SEC") to Form 10-Q and SEC Regulation S-X, Article 10, Rule 10-01 for interim financial statements. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In our opinion, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair statement. The results of operations and other data for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ending December 31, 2006. The unaudited financial statements presented herein should be read in conjunction with the Company's audited financial statements and related notes thereto included elsewhere in Item 9.01 of this Form 8-K/A.

2.       Goodwill and Other Intangible Assets

         Goodwill and other intangible assets consisted of the following as of June 30, 2006:

                                         Estimated Useful Life                             2005
                                         ---------------------     ---------------------------------------------------
                                                                                       Accumulated
                                                                        Cost           Amortization          Net
                                                                   --------------    ---------------   ---------------
Goodwill............................              N/A              $    1,592,624    $            --   $     1,592,624
Intellectual property...............            5 years                21,059,000        (10,704,992)       10,354,008
Customer lists......................           15 years                17,522,000         (2,969,005)       14,552,995
Service agreements..................            8 years                 1,798,000           (571,240)        1,226,760
                                                                   --------------    ---------------   ---------------
                                                                   $   41,971,624    $   (14,245,237)  $    27,726,387
                                                                   ==============    ===============   ===============

3.       Subsequent Event

         On May 23, 2006, the Company and its stockholders and warrant holder entered into a stock purchase agreement with BMS Holdings, Inc. under which the stockholders and warrant holder agreed to sell their outstanding shares and cancel the warrant in exchange for $384,500,000, subject to certain adjustments.

         The transaction closed on July 31, 2006.